EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11404 and No. 333-49402) pertaining to the 1998 Stock Incentive Plan and the 1996 Stock Option Plan respectively of LML Payment Systems Inc. of our report dated June 8, 2004, with respect to the consolidated financial statements of LML Payment Systems Inc. for the year ended March 31, 2004 included in the Annual Report (Form 10-K) for the year ended March 31, 2006 filed with the U.S. Securities and Exchange Commission.

Vancouver, Canada June 14, 2006	/s/ ERNST & YOUNG LLP Chartered Accountants